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                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         JEFFERSON PILOT VARIABLE FUND, INC.


JEFFERSON PILOT VARIABLE FUND, INC., a Maryland Corporation, hereby certifies to the Maryland Department of Assessments and Taxation as follows:

Section 2, Article V of the Articles of Incorporation of the Jefferson Pilot Variable Fund, Inc., is amended to reflect the renaming of the Emerging Growth Portfolio to the Strategic Growth Portfolio, as follows:

Section 2. Classes of Stock. Twenty billion (20,000,000,000) shares shall be issued and divided into the following classes of capital stock (the "Funds"), each class comprising the number of shares and having the designation indicated, subject, however, to the authority to change the designations of any class and to increase or decrease the number of shares of any class and to decrease the number of shares of any class hereinafter granted to the Board of Directors.

Class                                            Number of Shares
-----                                            ----------------
World Growth Stock Portfolio                       1,000,000,000
Money Market Portfolio                             1,000,000,000
Strategic Growth Portfolio                         1,000,000,000
High Yield Bond Portfolio                          1,000,000,000
Growth Portfolio                                   1,000,000,000
Value Portfolio                                    1,000,000,000
International Equity Portfolio                     1,000,000,000
Capital Growth Portfolio                           1,000,000,000
Balanced Portfolio                                 1,000,000,000
Small Company Portfolio                            1,000,000,000
S & P 500 Index Portfolio                          1,000,000,000
Small-Cap Value Portfolio                          1,000,000,000
Mid-Cap Growth Portfolio                           1,000,000,000
Mid-Cap Value Portfolio                            1,000,000,000

The foregoing amendment to the Charter of the Jefferson Pilot Variable Fund, Inc., an open-end management investment company, was approved by a majority of its Board of Directors on February 6, 2003, with an effective date of May 1, 2003. The foregoing amendment is limited to a change expressly authorized by Sections 2-605 of the Corporations and Associations volume of the Annotated Code of the Public General Laws of Maryland to be made without action by the stockholders.




IN WITNESS WHEREOF, Jefferson Pilot Variable Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on

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March 26, 2003.  We, the undersigned President and Assistant Secretary of
Jefferson Pilot Variable Fund, Inc., swear under the penalties of perjury that the foregoing is a valid corporate act.

WITNESS:                               JEFFERSON PILOT VARIABLE FUND, INC.

                                       By:
-----------------------------             --------------------------------
Craig D. Moreshead                     Ronald R. Angarella
Assistant Secretary                    President




Craig D. Moreshead, Esq.
Jefferson Pilot Variable Fund, Inc.
One Granite Place
Concord, NH 03301